FOR IMMEDIATE RELEASE

CONTACT: Bryce Benson, Investor/Media Relations
         ClearOne Communications Inc.
         Phone: 1.800.945.7730, 1.801.974.3786
         Fax: 1.801.977.0087
         E-mail: bryce.benson@clearone.com

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            ClearOne Communications Names Vice President of Services
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SALT LAKE CITY, March 19, 2002--ClearOne Communications Inc. (Nasdaq: CLRO) has
named Andrew S. Fellows vice president of services. He is responsible for the growth of ClearOne's Services Division, which is comprised of conferencing services, business consulting services, and technical support and training through the company's Professional Services Group.

Fellows has more than 13 years experience in marketing and selling for both technology-based and service-based companies. He joins ClearOne from the international professional services firm Ernst & Young LLP, where he ran the business development and client appointment telemarketing groups, the largest of such groups within Ernst & Young. Most recently, he was area director of sales for the Mid-Atlantic States.

Prior to Ernst & Young, Fellows spent seven years with IBM in the company's personal computer and software divisions, where worked specifically with IBM's technology channel partners. He achieved the highest honor in IBM sales and marketing in 1991 when he was elected to the Golden Circle. Fellows earned a bachelor's degree in economics and computer science from Middlebury College (Middlebury, Vt.).

"Andy has a successful history of selling and managing service channels very similar to those ClearOne is currently developing," said Frances Flood, president and chief executive officer of ClearOne. "He keenly understands the company's business model, and we look forward to him driving continued growth in our Services Division."

About ClearOne
ClearOne Communications Inc. (www.clearone.com) develops conferencing products and services to enhance communication, collaboration and productivity between geographically dispersed enterprises.

Forward-Looking Disclaimer
To the extent any statement presented herein deals with information that is not historical, such statement is necessarily forward-looking and made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. As such, it is subject to the occurrence of many events outside ClearOne's control that could cause ClearOne's results to differ materially from those anticipated. Please see the risk factors contained in ClearOne's most recent SEC filings, including the annual report on Form 10-K, the quarterly report on Form 10-Q, and the registration statement on Form S-4 filed on February 6, 2002.

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